As filed with the Securities and Exchange Commission on June 23, 2017

Registration No. 333-207909

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
under the Securities Act of 1933

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-1165937 (I.R.S. Employer Identification No.)

c/o CIBC Holdco Inc.
120 South LaSalle Street
Chicago, Illinois 60603
(312) 564-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer R. Evans, Esq.

Executive Vice President, General Counsel and Corporate Secretary

CIBC Holdco Inc.

120 S. LaSalle Street, Suite 400
Chicago Illinois 60603

(312) 564-2000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  Not applicable as this Post-Effective Amendment will deregister any registered but unsold securities under this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-207909) (the “Registration Statement”) of PrivateBancorp, Inc. (the “Company” or the “Registrant”), initially filed with the Securities and Exchange Commission on November 9, 2015, is filed solely to withdraw from registration all remaining unsold securities, if any, of the Company covered by the Registration Statement as of the date hereof.

On June 23, 2017, pursuant to the Agreement and Plan of Merger dated as of June 29, 2016, by and among the Company, Canadian Imperial Bank of Commerce (“CIBC”) and CIBC Holdco Inc. (“Holdco”), a direct wholly owned subsidiary of CIBC, as amended by Amendment No. 1, dated as of March 30, 2017, and Amendment No. 2, dated May 4, 2017, the Company merged with and into Holdco (the “Merger”), with Holdco surviving the merger.

As a result of the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement.  The Registrant hereby removes from registration all securities registered under the Registration Statement that remain unsold, if any, as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 23, 2017.

CIBC HOLDCO INC.,
as successor by merger to PrivateBancorp, Inc., the Registrant

By:	/s/Jennifer R. Evans
Name: Jennifer R. Evans
Title: Executive Vice President, General Counsel and Corporate Secretary

Note: Executed in reliance on Rule 478 under the Securities Act of 1933, as amended.

S-1